Exhibit 99.1

authID Reports Financial and Operating Results for the Third Quarter 2025

DENVER, Nov. 12, 2025 (GLOBE NEWSWIRE) -- authID® (Nasdaq: AUID) (“authID” or the “Company”), a leading provider of biometric identity verification and authentication solutions, today reported financial and operating results for the third quarter ended September 30, 2025.

Third Quarter 2025 vs. Third Quarter 2024 Financial Summary

●	Gross revenue for the quarter was $0.6 million, compared to $0.2 million a year ago. Net revenue for the quarter, after accounting for one-time concessions, was negative $(0.1) million, compared with $0.2 million a year ago

●	Operating expenses were $5.1 million, compared to $3.8 million a year ago.

●	Net loss was $5.2 million, or $0.38 per share, compared to a loss of $3.4 million, or $0.31 per share a year ago.

●	Adjusted EBITDA Loss of $4.1 million (non-GAAP measure as defined below), compared with $2.9 million a year ago.

●	Gross bARR (Booked Annual Recurring Revenue) of $0.2 million (non-GAAP measure as defined below), compared with $1.2 million a year ago.

“2025 has been a transformational year for authID, and we continued to make strong progress in the third quarter,” said Rhon Daguro, authID’s Chief Executive Officer. “While we’ve taken deliberate steps to focus our pipeline on large enterprise accounts and navigate short-term revenue impacts, our growing momentum with some of the world’s most respected enterprises and technology partners underscores the strength of our platform and strategy. Over the past year, we’ve evolved from a promising technology concept into a trusted partner for global leaders in retail, finance, and identity security. The validation we’re seeing from companies like NESIC, Prove, MajorKey, and a top-tier global retailer confirms that authID’s biometric authentication and Agentic AI security technologies are setting new standards for accountability and trust.”

Recent Business and Operational Highlights

●

Signed a full production agreement with a top 20 global retailer based in Europe, for authID’s solution to secure its identity verification and password reset system, initially for its back office workforce, with a view to expansion into their retail stores worldwide. This followed a successful live production trial of our solution. By being adopted by one of the world’s largest retailers, authID is proving that enterprises can effectively protect their workforce with authID’s cutting-edge biometric technology that puts privacy first. This deployment represents meaningful validation that authID’s products meet enterprise customers’ demands for state-of-the-art digital identity.

●	Launched Identity Exchange or IDXTM, one of the biggest advances in the identity industry, with NESIC, a subsidiary of NEC Corporation, a leader in integrated IT and network solutions for digital transformation. IDX provides enterprise scalability and identity assurance for distributed workforces and supply chain, and biometrically secures humans, robots, and AI Agents. The lack of accountability and trust in the use of Agentic AI technology, is a huge concern for Enterprise CEOs that currently limits its full scale use in their companies. Without the proper governance and controls in place, companies risk massive operational impacts and financial liabilities. By binding the human identity to the AI Agent, IDX provides the needed accountability to allow Agentic AI solutions to operate in Enterprise networks with trust and security. This launch dramatically increases the Company’s total addressable market in the identity management and the Agentic AI industry.

●	Signed an agreement for the first phase of a multi-phase strategy to integrate authID’s identity verification and biometric authentication into NESIC’s Symphonict Trust platform, providing a means to onboard both the enterprise workforce and consumers in the Japanese market.

●	Signed an agreement with MajorKey Technologies, a premier identity security company and certified Microsoft Entra Suite services partner, to bring authID’s innovative Proof technology to Microsoft customers worldwide. MajorKey just announced IDProof+ developed in collaboration with authID.

●	Entered into an agreement in October 2025 with a digital infrastructure platform powering financial institutions to modernize and compete in today’s digital-first banking landscape. The fintech will integrate authID’s ProofTM and PrivacyKeyTM technologies into its universal onboarding and customer-management platform, extending secure, frictionless identity verification and reauthentication to more than 100 banks with assets ranging from $10 billion to $150 billion. The first bank is on target to go live this year.

●	Signed an agreement with The Pipeline Group, a fast growing lead generation company that will use authID to onboard remote workers, monitor worker activity, and authenticate remote workers into their core systems. This represents an entry point for authID solutions into the growing lead generation market.

●	Signed an agreement with an international bank for identity onboarding and identity verification and authentication.

Financial Results for the Third Quarter and Nine Months Ended September 30, 2025

Gross revenue for the three months ended September 30, 2025 was $0.6 million, compared with $0.2 million a year ago. Net revenue, which reflects estimated concessions in the third quarter totaling $0.7 million, was negative $(0.1) million, compared with $0.2 million a year ago. Total net revenue for the nine months ended September 30, 2025 was $1.6 million, compared to $0.7 million in the year-ago period. Our gross and net revenue were impacted by certain accounting adjustments required to reflect challenges with two particular customer contracts, as further explained in the Third Quarter financial statements filed today.

Operating expenses for the three months ended September 30, 2025, were $5.1 million, compared to $3.8 million a year ago. Operating expenses for the nine months ended September 30, 2025 were $15.7 million, compared with $10.7 million in the year-ago period. The 2025 increase is primarily due to increased headcount and continued investment in sales and R&D.

Net loss for the three months ended September 30, 2025 was $5.2 million, of which non-cash charges were $1.1 million, compared with a net loss of $3.4 million a year ago, of which non-cash charges were $0.6 million. Net loss for the nine months ended September 30, 2025 was $13.9 million, of which non-cash charges were $2.7 million, compared with a net loss of $9.7 million a year ago, of which non-cash charges were $2.2 million.

Loss per share for the three months ended September 30, 2025 was $0.38, compared with $0.31 a year ago. Loss per share for the nine months ended September 30, 2025 was $1.11, compared with $0.97 a year ago.

Adjusted EBITDA loss was $4.1 million for the three months ended September 30, 2025, compared with a loss of $2.9 million a year ago. Adjusted EBITDA loss was $11.4 million for the nine months ended September 30, 2025, compared with a loss of $7.8 million a year ago. The increase in adjusted EBITDA loss is primarily driven by the increase in headcount investment in sales and R&D. Please refer to Table 1 for reconciliation of net loss to adjusted EBITDA (a non-GAAP measure).

Remaining Performance Obligation (RPO) as of September 30, 2025, was $3.6 million, of which $0.5 million is held as deferred revenue and $3.1 million is related to other non-cancellable contracted amounts, compared to RPO of $3.8 million as of September 30, 2024. The Company expects to recognize the full RPO of $3.6 million over the entire life of the contracts.

The gross amount of Booked Annual Recurring Revenue or bARR, (a non-GAAP measure, as defined below), signed in the second quarter of 2025 was $0.2 million, down from $1.2 million of gross bARR a year ago. The net amount of bARR was a negative $6.8 million, compared to $0.01 million of net bARR signed in the comparable period in 2024. The Q3 bARR is comprised of $0.11 million in Committed Annual Recurring Revenue (cARR) and $0.08 million in estimated Usage Above Commitments (UAC).

The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, due to certain customers experiencing delays in Production Go-Live timing, volume ramping and challenges meeting their contractual obligations.

The amount of Annual Recurring Revenue or ARR, (a non-GAAP measure, as defined below) as of September 30, 2025 was $1.7 million, compared to $1.0 million of ARR as of Q3 2024.

See below for further definition and explanation of ARR and bARR, non-GAAP measures.

Conference Call

A conference call and webcast will be held today at 5:00p.m. EDT, hosted by authID Chief Executive Officer Rhon Daguro and Chief Financial Officer Ed Sellitto to discuss the financial results and provide a corporate update.

To participate on the live conference call, please access this registration link and you will be provided with dial-in details. To avoid delays, participants are encouraged to dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast of the call will be available at webcast registration and on the “Events & Presentations” page of the Company’s website at investors.authid.ai. Only participants on the live conference call will be able to ask questions.

A replay of the event and a copy of the presentation will also be available for 90 days at authID’s Investor Relations site.

About authID Inc.

authID® (Nasdaq: AUID) ensures enterprises “Know Who’s Behind the Device™” for every customer or employee login and transaction through its easy-to-integrate, patented, biometric identity platform. authID quickly and accurately verifies a user’s identity, eliminating any assumption of ‘who’ is behind a1 device to prevent cybercriminals from compromising account openings or taking over accounts. Leveraging a 1-in-1-billion False Positive Rate for the highest level of assurance, coupled with industry-leading speed and privacy-preserving technology, authID provides the most secure digital identity experience. Our IDX platform secures the distributed workforce of employees, contractors, vendors, and AI Agents. By creating a biometric root of trust for each user, authID stops fraud at onboarding, detects and stops deepfakes, eliminates password risks and costs, and provides the fastest, frictionless, and most accurate user identity experience in the industry. For further information please visit authid.ai

Investor Relations Contacts

authID Investor Relations
investor-relations@authID.ai

Media Contacts

Walter Fowler
1-631-334-3864
wfowler@nexttechcomms.com

Forward-Looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, growth and sales, potential contract signings, booked Annual Recurring Revenue (bARR) (and its components cARR and UAC), Annual Recurring Revenue (ARR), cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the Company’s ability to attract and retain customers; successful implementation of the services to be provided under new customer contracts and their adoption by customers’ users; the Company’s ability to compete effectively; changes in laws, regulations and practices; the increase in international tariffs and uncertainty over international trading conditions, changes in domestic and international economic and political conditions, the impact of the wars in Ukraine and the Middle East, inflationary pressures, changes in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2024 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement. These non-GAAP key business indicators, which include Adjusted EBITDA, bARR and ARR should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors, and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and our management.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) adjusted to exclude (1) interest expense and debt discount and debt issuance costs amortization expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and certain other items management believes affect the comparability of operating results.

Please see Table 1 below for a reconciliation of Adjusted EBITDA – continuing operations to net loss – continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA Continuing Operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Loss from continuing operations	$(5,173,321)	$(3,364,801)	$(13,897,567)	$(9,683,619)

Addback:

Interest expense, net	1,959	12,712	14,842	36,219
Interest income	(61,657)	(161,308)	(200,047)	(344,185)
Severance cost	-	-	-	14,251
Depreciation and amortization	16,034	43,798	76,475	131,210
Stock compensation	1,092,982	595,536	2,625,502	2,044,210
Adjusted EBITDA continuing operations (Non-GAAP)	$(4,124,003)	(2,874,063)	(11,380,795)	(7,801,914)

Management believes that bARR and ARR, when viewed with our results under GAAP, provide useful information about the direction of future growth trends of the Company’s revenues. We also rely on bARR as one of several primary measures to review and assess the sales performance of our Company and our management team in connection with our executive compensation. The Company defines Booked Annual Recurring Revenue or bARR, as the amount of annual recurring revenue represented by the estimated amounts of annual recurring revenue we believe will be earned under contracted orders, looking out eighteen months from the date of signing of each customer contract. This estimate is comprised of two components (1) Committed Annual Recurring Revenue (cARR), which represents the minimum amounts that customers are contractually committed to pay each year over the life of the contract and (2) Usage Above Commitments (UAC), which represents our estimate of the rate of annual recurring revenue arising from actual usage of our services above the contractual minimums, that we believe the Customer will achieve after 18 months. The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, which were subject to attrition, or other downward adjustments during the quarter.

The Company defines Annual Recurring Revenue or ARR, as the amount of recurring revenue recognized during the last three months of the relevant period as determined in accordance with GAAP, multiplied by four.

bARR may be distinguished from ARR, as bARR does not take specifically into account the time to implement any contract for authID’s services, nor for any ramp in adoption, or seasonality of usage of our biometric products but is based on the assumption that 18 months after signing these matters will have been generally resolved. Furthermore, bARR is based on estimates of future revenues under particular contracts, whereas ARR, whilst also forward-looking, is based on historical revenues recognized in accordance with GAAP during the relevant period. A reconciliation of bARR and ARR to a GAAP measure is not provided as there are no comparable GAAP measures and we believe that any attempt at such reconciliation may be confusing to investors. bARR and ARR have limitations as analytical tools, and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

●	bARR & ARR should not be considered as predictors of future revenues but only as indicators of the direction in which revenues may be trending. Actual revenue results in the future as determined in accordance with GAAP may be significantly different to the amounts indicated as bARR or ARR at any time.

●	bARR and ARR are to be considered “forward-looking statements” and subject to the same risks, as other such statements (see note on “Forward-Looking Statements” above).

authID INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenues	$596,337	$248,920	$2,337,192	$686,736
Discounts and concessions	(702,483)	-	(702,483)	-
Revenues, net	(106,146)	248,920	1,634,709	686,736

Operating Expenses:
General and administrative	3,325,452	2,102,549	9,878,085	6,334,070
Research and development	1,785,387	1,615,970	5,762,921	4,213,041
Depreciation and amortization	16,034	43,798	76,475	131,210
Total operating expenses	5,126,873	3,762,317	15,717,481	10,678,321

Loss from continuing operations	(5,233,019)	(3,513,397)	(14,082,772)	(9,991,585)

Other Income (Expense):
Interest income	61,657	161,308	200,047	344,185
Interest expense, net	(1,959)	(12,712)	(14,842)	(36,219)
Other income (expense), net	59,698	148,596	185,205	307,966

Loss from continuing operations before income taxes	(5,173,321)	(3,364,801)	(13,897,567)	(9,683,619)
Income tax expense	-	-	-	-
Net loss	$(5,173,321)	$(3,364,801)	$(13,897,567)	$(9,683,619)

Net Loss Per Share - Basic and Diluted	$(0.38)	$(0.31)	$(1.11)	$(0.97)

Weighted Average Shares Outstanding - Basic and Diluted:	13,443,740	10,920,872	12,538,275	9,961,110

authID INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash	$4,899,658	$8,471,561
Accounts receivable, net of allowance for credit losses of $49,000 and $0 respectively	191,338	97,897
Contract assets, net of allowance for credit losses of $0 and $0 respectively	101,349	426,859
Deferred contract costs	230,544	617,918
Other current assets, net	984,352	460,192
Total current assets	6,407,241	10,074,427

Intangible Assets, net	138,943	213,718
Goodwill	4,183,232	4,183,232
Total assets	$10,729,416	$14,471,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,275,346	$1,715,410
Commission liability	9,084	459,657
Severance liability	-	325,000
Convertible debt, net	-	240,884
Deferred revenue	531,580	215,237
Total current liabilities	1,816,010	2,956,188

Total liabilities	$1,816,010	$2,956,188

Commitments and Contingencies (Note 8)

Stockholders’ Equity:
Common stock, $0.0001 par value, 150,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 13,443,740 and 10,920,909 shares issued and outstanding as of September 30, 2025 and December 31, 2024	1,344	1,092
Additional paid-in capital	196,608,105	185,312,508
Accumulated deficit	(187,706,096)	(173,808,529)
Accumulated comprehensive income	10,053	10,118
Total stockholders’ equity	8,913,406	11,515,189
Total liabilities and stockholders’ equity	$10,729,416	$14,471,377

authID INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,897,567)	$(9,683,619)
Adjustments to reconcile net loss with cash flows from operations:
Stock-based compensation	2,625,522	2,044,210
Non-cash severance expense	206,000	-
Depreciation and amortization expense	76,475	131,210
Provision for expected credit losses	795,900	-
Credit losses write-off	(896,620)	-
Amortization of debt discounts and issuance costs	4,116	12,345
Changes in operating assets and liabilities:
Accounts receivable	7,279	(132,329)
Contract assets	325,510	(201,610)
Deferred contract costs	387,374	55,133
Other current assets	(524,160)	(351,312)
Accounts payable and accrued expenses	(765,064)	(424,961)
Commissions liability	(450,573)	(124,150)
Deferred revenue	316,343	197,715
Net cash flows from operating activities	(11,789,465)	(8,477,368)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	(1,700)	(17,582)
Net cash flows from investing activities	(1,700)	(17,582)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock, net of offering costs	8,464,327	10,041,399
Repayment of convertible notes	(245,000)	-
Net cash flows from financing activities	8,219,327	10,041,399

Effect of Foreign Currencies	(65)	(5,156)

Net Change in Cash	(3,571,903)	1,541,293
Cash, Beginning of the Period	8,471,561	10,177,099
Cash, End of the Period	$4,899,658	$11,718,392

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$10,370	$23,873
Warrants issued as offering costs	$864,165	877,392
Cashless option and warrant exercises	$438,000	$79,556